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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Virage Logic Corporation 2002 Equity Incentive Plan of our report dated October 30, 2000 with respect to the consolidated financial statements and schedule of Virage Logic Corporation for the fiscal year ended September 30, 2000 included in Virage Logic Corporation's Annual Report on Form 10-K/A for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

Palo Alto, California
May 21, 2003